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                                                                   Exhibit 10.30


        CIT                                 Tel: 213 613-2500
        Business Credit                     Fax: 213 613-1501
        300 South Grand Avenue, 3rd Floor   www.cit.com
        Los Angeles, California 90071



                                                             March 28, 2005


Diamond Triumph Auto Glass, Inc.
220 Division Street
Kingston, PA 18704


Re: AMENDMENT NUMBER TEN TO FINANCING AGREEMENT
    -------------------------------------------

Gentlemen:

Reference is made to the Financing Agreement between The CIT Group/Business Credit, Inc., as lender thereunder ("CITBC"), and Diamond Triumph Auto Glass, Inc., as borrower thereunder (the "Company"), dated March 27, 2000, as the same has been and may be amended from time to time (the "Financing Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

The Company and CITBC wish to amend certain provisions of the Financing Agreement, effective as of the date hereof.

Therefore, pursuant to mutual agreement, it is hereby agreed as follows:

I. The following new definitions are hereby added to Section 1 of the Financing Agreement in proper alphabetical order:

        "FIXED CHARGE COVERAGE RATIO shall mean, for any period, the quotient (expressed as a ratio) obtained by dividing (a) EBITDA of the Company for such period by (b) Fixed Charges of the Company for such period."

        "FIXED CHARGES shall mean, for any period, the sum of (a) all interest obligations (including the interest component of Capital Leases) of the Company paid or due during such period, (b) the amount of all scheduled fees paid to CITBC during such period, (c) the amount of principal repaid or scheduled to be repaid on


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Diamond Triumph Auto Glass, Inc.
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        Indebtedness of the Company (other than the Revolving Loans or in connection with a redemption or repurchase of Senior Unsecured Debt that does not constitute an Event of Default hereunder) during such period,
        (d) unfinanced Capital Expenditures, as incurred by the Company during such period, and (e) all federal, state and local income tax expenses due and payable by the Company during such period."

        "PRICING EBITDA shall mean, as of any date of determination, the EBITDA of the Company for the trailing twelve month period ending as of the end of the then immediately prior fiscal month as set forth in the Company's monthly Consolidated Financial Statements delivered to CITBC pursuant hereto."

II. The definition of "Availability" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "AVAILABILITY shall mean at any time the lesser of: (I) the Line of Credit, or (II) the excess of the sum of (a) eighty-five percent (85%) of Eligible Accounts Receivable and (b) eighty-five percent (85%) of Eligible Inventory, valued at the lower of cost or market, or (III) two
        (2) multiplied by EBITDA of the Company for the prior rolling 12-month period, over the sum, without duplication, of (x) the outstanding aggregate amount of all Obligations of the Company, and (y) the Availability Reserve."

III. The definition of "Chase Bank Rate Margin" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "CHASE BANK RATE MARGIN shall mean one-half of one percent (0.50%)."

IV. The definition of "Libor Margin" set forth in Section 1 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "LIBOR MARGIN shall mean, as of any date of determination, the following percentage corresponding to the applicable daily average of the net balances owing by the Company to CITBC in the Company's account at close of each day during the then immediately prior month:

                      Loan Balance                        Libor Margin
                      ------------                        ------------

             1.0 x Pricing EBITDA or less                    2.25%

           Greater than 1.0 x Pricing EBITDA,                2.50%
              but less than or equal to
                 1.5 x Pricing EBITDA

           Greater than 1.5 x Pricing EBITDA                 2.75%


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Diamond Triumph Auto Glass, Inc.
Page 3


V. Section 7, Paragraph 9 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "9. (a) The Company shall maintain (a) as of the end of each fiscal month through December 31, 2005, a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for the then trailing twelve month period and (b) as of the end of each fiscal month thereafter, a Fixed Charge Coverage Ratio of not less than 1.1:1.0 for the then trailing twelve month period.

                   (b) If the average daily Availability for any month is less than $4,000,000, the Company shall maintain EBITDA for the trailing three month period ending as of the end of such month of at least $2,000,000."

VI. The third sentence of Section 8, Paragraph 1(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "In addition, the applicable Chase Bank Rate Margin and the Libor Margin shall be determined at the end of each month, but any change thereof shall take effect retroactively as of the first day of such month."

VII. Section 8, Paragraph 3 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

        "3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC as of the end of each month a Letter of Credit Guaranty Fee in an amount equal to the following percentage corresponding to the applicable daily average of the net balances owing by the Company to CITBC in the Company's account at close of each day during the then immediately prior month on the face amount of each then outstanding Letter of Credit less the amount of any and all amounts previously drawn under such Letters of Credit:

         Loan Balance                          Letter of Credit Guaranty Fee
         ------------                          -----------------------------

   1.0 x Pricing EBITDA or less                           1.45%

Greater than 1.0 x Pricing EBITDA,                        2.00%
   but less than or equal to
     1.5 x Pricing EBITDA

Greater than 1.5 x Pricing EBITDA                         2.25%


VII. Section 10, Paragraph 1(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

               "(i) without the prior written consent of CITBC, the Company (w) amends or modifies the Senior Unsecured Debt or any Subordinated Debt, or


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Diamond Triumph Auto Glass, Inc.
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        (x) makes any payment on account of any Subordinated Debt except as permitted in the applicable Subordination Agreement, or (y) makes any payment on account of any Senior Unsecured Debt except for regularly scheduled payments (but no prepayments) as contemplated under the Indenture evidencing the Senior Unsecured Debt as in effect as of the date hereof, or (z) redeems or repurchases any Senior Unsecured Debt (whether optional or mandatory) at any time that all of the following conditions have not been met: (i) immediately prior to and after giving effect to any such redemption or repurchase, Availability shall be at least $4,000,000, (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to any such redemption or repurchase and (iii) the Company's Fixed Charge Coverage Ratio for the twelve month period immediately prior to and after giving effect to any such redemption or repurchase shall be at least 1.0:1.0; or"

THIS LETTER, TOGETHER WITH THE FINANCING AGREEMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN YOU AND US WITH RESPECT TO THE RESPECTIVE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN YOU AND US.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning the enclosed copy of this letter. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment will expire unless the Company executes said Amendment and returns it to CITBC (which may be by facsimile transmission with the original received in ordinary course thereafter) prior to at 5:00 p.m. Pacific Daylight time on March 31, 2005.


Very truly yours,


THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Bansree Parikh
Title: Assistant Vice President
Read and Agreed:


DIAMOND TRIUMPH AUTO GLASS, INC.

By: /s/ Douglas Boyle
Title: VP - Finance